UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2014

ORYON TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34212	26-2626737

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4251 Kellway Circle

Addison, Texas 75001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 267-1321

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.02 Unregistered Sales of Equity Securities.

Issuance under Subscription Agreement

On January 21, 2014, Oryon Technologies, Inc. (“Oryon” or the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with EFL Tech B.V., a Netherlands corporation (“EFL Tech”). At the closing of the first tranche of issuances of shares of Oryon’s common stock, par value $0.001 (the “Common Stock”) pursuant to the Subscription Agreement, on January 21, 2014 (the “First Closing”), Oryon issued to EFL Tech an aggregate of 85,271,779 shares of Common Stock, and EFL Tech delivered $1,000,000 (of the net $1.5 million cash portion of the consideration for all share issuances under the Subscription Agreement) to Oryon. Subsequent to the First Closing, on January 21, 2014, EFL Tech held 51.0% of the Company’s issued and outstanding Common Stock (46.0% on a fully diluted basis). Based upon information from EFL Tech, the source of such funds was the working capital of EFL Tech.

Other consideration provided to the Company at the First Closing for the sale of shares of Common Stock to EFL Tech consists of the following agreements, each of which was entered into and delivered by the Company and EFL Holdings Tech B.V., a Netherlands corporation (“EFL Holdings”), and an affiliate of EFL Tech, on January 21, 2014: (a) License Agreement granting Oryon an exclusive, worldwide, perpetual, sub-licensable, royalty-free, paid-up license (the “License Agreement”) for all of EFL Holding’s EL-related patents, trademarks and other intellectual property, both U.S. and international (the “EFL Holdings IP”); (b) Equipment Lease Agreement for certain printing equipment used in the production of electroluminescent (“EL”) lamps, the Company’s principal product, which EFL Holdings valued at $1.5 million, at no cost to Oryon (the “Equipment Lease”); and (c) Business Relationship Agreement pursuant to which EFL Holdings covenants that it will not, directly or indirectly, provide services to or otherwise engage in the business of manufacturing, designing, marketing, selling or distributing EL, or any products incorporating the EFL Holdings IP, other than through the ownership, management and control of Oryon by EFL Tech. The License Agreement has a term that continues until the expiration of the last of the patents licensed thereunder, unless sooner terminated by EFL Holdings due to Oryon’s bankruptcy or other specified, similar financial difficulties. The Business Relationship Agreement has a term that continues until, and the Equipment Lease has a term of the earlier of 21 years or until, the License Agreement expires or is terminated. The above-referenced agreements contemplate that Oryon will license, and will manufacture and market products incorporating, its EL-related intellectual property and the EFL Holdings IP as a combined intellectual property portfolio. The descriptions of the License Agreement, the Equipment Lease, and the Business Relationship Agreement herein are qualified in their entirety by reference to the full text of such respective agreements.

At the closing of the second tranche under the Subscription Agreement, on or before February 28, 2014 (the “Second Closing”), EFL Tech is required to deliver to Oryon additional funds in the amount of $250,000 on or before February 28, 2014. At the Second Closing, Oryon is required to issue to EFL Tech an additional 85,133,871 shares of Common Stock, at which time EFL Tech’s cumulative ownership will be 170,405,650 shares of Common Stock, constituting 63.0% of the Common Stock on a fully diluted basis. Additionally, at the closing of the third and final tranche under the Subscription Agreement, on or before March 31, 2014 (the “Third Closing”), EFL Tech is required to deliver to Oryon additional funds in the amount of $250,000 (bringing the total amount of the cash component paid by EFL Tech to the Company in consideration for the issuance by the Company of shares of Common Stock to EFL Tech under the Subscription Agreement to $1,500,000). At the Third Closing, Oryon is required to issue to EFL Tech an additional 129,832,877 shares of Common Stock, at which time EFL Tech’s cumulative ownership will be 300,238,527 shares of Common Stock, constituting 75.0% of the Common Stock on a fully diluted basis.

The proceeds from the foregoing funding of $1,500,000 ($1,000,000 at the First Closing, and the additional $250,000 payments by EFL Tech at each of the Second Closing and the Third Closing) [1] will be used for general corporate purposes and the repayment of debt, including, but not limited to, (a) the repayment of $310,670 in temporary unsecured advances that EFL Tech provided to the Company in periods prior to the First Closing, and (b) the payments required to be made under the Exchange Agreements (as defined and described below).

_________________________________

1. The Subscription Agreement provides that EFL Tech will pay the Company cash consideration of $2,000,000 for 75% of the fully diluted shares of Common Stock, consisting of (i) payments of $1,000,000, $250,000 and $250,000 at the First Closing, Second Closing and Third Closing, respectively, and (ii) a contingent payment of an additional $500,000 if the Company meets certain performance objectives within 18 months. However, the License Agreement contains a similar, mirrored contingent payment, providing that if the Company meets precisely the same performance objectives within precisely the same 18-month period, the Company will pay a one-time royalty to EFL Holdings of $500,000. Because both payments will be payable (if ever) upon Oryon meeting the same performance objectives, and at the same time, the two payments will cancel each other out, and no cash will change hands with respect thereto.

See also, the discussion in Item 5.01 of this Report on Form 8-K, below.

In connection with the foregoing issuance of shares of Common Stock (and the Additional Shares (as defined below), if any) to EFL Tech under the Subscription Agreement, the Company and EFL Tech entered into a Registration Rights Agreement - Subscription Securities, effective on the First Closing, pursuant to which the Company agreed to provide EFL Tech with rights to request registration of such shares under the Securities Act of 1933, as amended. The foregoing description of such Registration Rights Agreement is qualified in its entirety by reference to the full text of such agreement.

No underwriter was involved in the above sale of shares of Common Stock.

The foregoing shares were issued (and in the case of any Additional Shares (as defined below), will be issued) in reliance upon an exemption from registration set forth in Regulation D and/or Section 4(2) of the Securities Act, which exempts transactions by an issuer not involving a public offering.

Issuance under Exchange and Release Agreements

As required by the Subscription Agreement, on January 21, 2014, the Company entered into certain exchange and release agreements (each an “Exchange Agreement” and collectively, the “Exchange Agreements”) by and between Oryon and each member of a group of unsecured creditors of the Company (including current directors and Executive Officers). At the First Closing, pursuant to the Exchange Agreements the Company issued an aggregate of 19,267,010 shares of Common Stock, constituting 10.39% of the Common Stock on a fully diluted basis, in exchange for the settlement and release of $695,250 in unpaid and accrued debt to such creditors. Under the Exchange Agreements, the per-share exchange price for such debt was determined by the average of the closing prices of the Common Stock on the trading days commencing on December 1, 2013, and ending on January 20, 2014 (the day prior to the First Closing), which resulted in an exchange price of $0.036085 per share of Common Stock. The Company also paid the sum of $122,125 in cash to such creditors under the Exchange Agreement for the settlement and release of such amount of debt (for the settlement and release of a total of $817,375 of debt pursuant to the Exchange and Release Agreements).

Under the Subscription Agreement, the Company has the option of entering into additional Exchange Agreements with other holders of outstanding debt of the Company for the purpose of exchanging shares of Common Stock for the settlement and release of additional amounts of unpaid and accrued debt of the Company. The Company has not made a decision regarding whether to enter into any such additional Exchange Agreements. If the Company were to enter into one or more Exchange Agreements in the future, the Company would issue to EFL Tech that number of additional shares of Common Stock such that, after issuing shares of Common Stock in exchange for Company debt under such Exchange Agreements, EFL Tech would continue to hold 75% of the fully diluted shares of Common Stock (the “Additional Shares”). Under the Subscription Agreement, the cash and non-cash consideration described above for the issuance to EFL Tech of shares of Common Stock at the First Closing, the Second Closing and the Third Closing will apply to and suffice in all respects for the issuance by the Company of all Additional Shares, and EFL Tech will not provide the Company will any additional consideration in connection with the issuance by the Company of any such Additional Shares to EFL Tech.

In connection with the foregoing issuance of shares of Common Stock to such creditors under the Exchange Agreements, the Company and such creditors entered into a Registration Rights Agreement – Exchange Shares, effective on the First Closing, pursuant to which the Company agreed to provide such creditors with rights to request registration of such shares under the Securities Act of 1933, as amended. The foregoing description of such Registration Rights Agreement is qualified in its entirety by reference to the full text of such agreement.

The foregoing shares were issued (and in the case of any shares issued to Oryon creditors subsequent to the First Closing, will be issued) in reliance upon an exemption from registration set forth in Regulation D and/or Section 4(2) of the Securities Act, which exempts transactions by an issuer not involving a public offering.

No underwriter was involved in the sale of the above shares of Common Stock.

Issuance in May 2012

Reference is made to Part II, Item 5 – Market for Registrant’s Common Equity, Related Stockholders Matters and Issuer Purchases of Equity Securities in, and to other related parts of, the Company’s Annual Report to the Securities and Exchange Commission (the “Commission”) on Form 10-K for the year ended December 31, 2012, filed with the Commission on March 7, 2013, which is incorporated herein, for information on sales of unregistered shares of Common Stock in connection with the transaction consummated by the Company in May 2012, as described therein.

Item 5.01 Changes in Control of Registrant

As described more fully in Item 3.02 of this Report on Form 8-K, above, effective at the First Closing, on January 21, 2014, EFL Tech became the holder of 51.0% of the Company’s issued and outstanding shares Common Stock under the terms of the Subscription Agreement, and on March 31, 2014, will become the holder of 75.0% of the Company’s shares of Common Stock on a fully diluted basis (upon the occurrence of the Second Closing and the Third Closing).

The Company incorporates by reference the disclosures in Item 12 – Security Ownership of Certain Beneficial Owners and Management and Related Stockholders Matters, contained in its Annual Report to the Commission for the year ended December 31, 2012, filed with the Commission on March 7, 2013, for a description of those persons that had, immediately prior to the First Closing, beneficial ownership of more than five percent (5%) of the shares of Common Stock, and may be deemed to have been a “control” shareholder. There have been, and there are, no understandings or arrangements among members of the beneficial holders of Common Stock described in the immediately foregoing sentence and their associates, and EFL Tech or any of its affiliates and their associates, with respect to the election of directors of the Company or any other matters.

As more fully described in Item 5.02, at the First Closing EFL Tech nominated a director, who was appointed to the Board of Directors of the Company (the “Board”) on January 21, 2014, effective at the First Closing. At present, the Board also includes two independent directors (Larry L. Sears and Richard K. Hoesterey, both current directors), and Thomas P. Schaeffer, the Company’s Chief Executive Officer (also a current director).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2014, effective at the First Closing, the following events occurred:

1. Jon S. Ross, an independent director and Chairman of the Compensation Committee of the Board, and Mark E. Pape, a director and the Company’s Chief Financial Officer and Secretary, resigned from the Board, as provided in the Subscription Agreement.

2. Richard K. Hoesterey, an existing independent director, a Member of the Compensation Committee of the Board, and the Chairman of the Nominating and Governance Committee of the Board, has been appointed Chairman of the Compensation Committee of the Board, replacing Mr. Ross as Chairman of such committee.

3. The Board has appointed Larry L. Sears, an existing independent director and the Chairman of the Audit Committee of the Board, as a member of the Compensation Committee of the Board.

4. The Board appointed Dr. Clifton Kwang-Fu Shen, the Chief Scientific Officer of EFL Tech International Group N.V, a Netherlands corporation and an affiliate of EFL Tech, to fill one of the foregoing vacancies, in accordance with the provisions of the Company’s Bylaws. Dr. Shen has been appointed to serve until the Company’s next annual meeting of shareholders.

5. The Board increased the number of directors that may serve on the Board from five (5) to seven (7), pursuant to the authority granted to the Board in the Company’s Bylaws. With the resignations of Messrs. Pape and Ross as directors, and the appointment of Dr. Shen as a director, effective at the Closing, there were four (4) directors on the Board, leaving three (3) directorships unfilled.

Under the Subscription Agreement, EFL Tech has the right to nominate a total of four (4) directors to the Company’s Board, one (1) of whom is Dr. Shen, who was appointed a director effective at the Closing, as described above. EFL Tech has the right to nominate one (1) director at the Second Closing, and two (2) directors at the Third Closing; however, EFL Tech has made no decision regarding whom it will nominate with respect to such right to nominate. Accordingly, when the Second Closing and the Third Closing occur, and the EFL Tech-nominated directors have been appointed as directors by the Board, EFL Tech will have four (4) of its director-nominees on the Company’s seven (7) member Board. The description of the Subscription Agreement herein is qualified in its entirety by reference to the full text of such agreement.

Certain information with respect to the newly appointed director is set forth below:

Dr. Clifton Kwang-Fu Shen, 42, is a highly qualified scientist with expertise in, among other subjects, the development of novel materials used in electroluminescent inks/pastes for printed electronics. Since May 2012, he has served as the Chief Scientific Officer and a director of EFL Tech International Group N.V, an affiliate of EFL Tech. From September 2007 to April 2012, he served as an Assistant Professor at the University of California, Los Angeles (“UCLA”) with the Crump Institute for Molecular Imaging, the California Nanosystems Institute, and the Department of Molecular & Medicinal Pharmacology at the David Geffen School of Medicine at UCLA. He received a PhD in Organic Chemistry & Polymer Chemistry from the Department of Chemistry and Biochemistry at UCLA. The Board of Oryon believes that Dr. Shen’s extensive scientific expertise in electroluminescent (“EL”) lighting brings significant competitive technology acumen to Oryon’s management team and Board.

Dr. Shen will receive compensation according to the Company’s director compensation policies for non-management directors.

Effective at the First Closing, Thomas P. Schaeffer, retained his position as Chief Executive Officer of the Company, but he resigned the office of President. That office has not been filled. The Board may appoint a replacement to the office of President, which may be a member of EFL Tech’s management team, but no decision has been made, as of the date hereof, if or when such appointment will be made, or who will be appointed.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Prior to the First Closing, Section 3.3 of the Company’s Bylaws provided that the Board may not fill more than two (2) newly created directorships during the period between any two successive annual meetings of stockholders. On January 21, 2014, effective at the First Closing, the Board amended Section 3.3 of the Bylaws to delete the foregoing restriction on the Board’s authority to fill newly created directorships.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2014	ORYON TECHNOLOGIES, INC.

	By:	/s/ Mark E. Pape
Mark E. Pape, Chief Financial Officer